Exhibit 5.1

[Letterhead of Hunton & Williams LLP]

December 9, 2004

Board of Directors
New River Pharmaceuticals Inc.
1881 Grove Avenue
Radford, Virginia 24141

New River Pharmaceuticals Inc.
Registration Statement on Form S-8
Relating to New River Pharmaceuticals Inc.
Incentive Compensation Plan

Gentlemen:

We have acted as counsel for New River Pharmaceuticals Inc., a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about December 6, 2004 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,620,000 shares of the Company's common stock, $0.001 par value per share (the "Plan Shares"), issuable pursuant to the New River Pharmaceuticals Inc. Incentive Compensation Plan (the "Plan"), as referenced in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of the Plan and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

Based upon the foregoing, we are of the opinion that:

1.   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.   The Plan Shares have been duly authorized and, when issued in accordance with the terms of the Plan and any related Agreement (as defined in the Plan), will be legally issued, fully paid and nonassessable.

Board of Directors
New River Pharmaceuticals Inc.
December 9, 2004

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP

Hunton & Williams LLP